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                                                                    EXHIBIT 23.2

                      Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated January 24, 1997 included in Michigan Brewery, Inc.'s Form 10-KSB for the year ended December 29, 1996 and to all references to our Firm included in this registration statement.

Minneapolis, Minnesota
    August 29, 1997


                             /s/ ARTHUR ANDERSEN LLP
                             ARTHUR ANDERSEN LLP